UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 2, 2021
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2021, Evolent Health, Inc., a Delaware corporation (“EVH, Inc.”), Evolent Health LLC, a Delaware limited liability company (“EVH LLC” and, together with EVH, Inc., the “Evolent Entities”), and EV Thunder Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of EVH LLC (“Merger Sub”), entered into a Purchase Agreement and Agreement and Plan of Merger (the “Merger Agreement”) with WindRose Health Investors III, L.P., a Delaware limited partnership (“Seller”), Vital Decisions Acquisition, LLC, a Delaware limited liability company (the “Company”), and WindRose Health Investors, LLC, a Delaware limited liability company, solely in its capacity as representative as set forth therein, pursuant to which, subject to the satisfaction or waiver of certain conditions, Buyer will acquire from Seller the outstanding equity of MTS III Vital Decisions Blocker Corp., a Delaware corporation (“Blocker”) and equityholder of the Company (the acquisition of such equity interests, the “Purchase”), and following the Purchase, Merger Sub will be merged with and into the Company (the “Merger” and together with the Purchase, the “Acquisition”) with the Company surviving the Merger as a wholly-owned subsidiary of EVH LLC. Unless otherwise agreed to by the parties, the closing of the transactions contemplated by the Merger Agreement (the “Closing”), including the Acquisition, shall take place either (i) on September 1, 2021, September 2, 2021 or September 3, 2021 if all conditions to Closing set forth in the Merger Agreement are satisfied or waived on or prior to September 2, 2021, or (ii) if all such conditions are satisfied or waived after September 2, 2021, on the third business day following such satisfaction or waiver, provided that the Closing shall not occur before October 1, 2021 (the date on which the Closing occurs, the “Closing Date”).

Pursuant to the terms of and as set forth in the Merger Agreement, the Evolent Entities will pay and issue, as applicable, to Seller and the equityholders of the Company (the “Equityholders” and together with Seller, the “Seller Parties”), subject to certain adjustments and deductions as set forth in the Merger Agreement, cash in an aggregate amount equal to $42,500,000 (the “Cash Consideration”) and 1,910,971 shares of EVH, Inc.’s Class A common stock (the “Equity Consideration,” and, together with the Cash Consideration, the “Merger Consideration”) (determined by dividing $42,500,000 by $22.24, the volume weighted average closing price of EVH, Inc.’s Class A Common Stock (“Class A Shares”) on the New York Stock Exchange for the five trading days immediately prior to the signing of the Merger Agreement). The Merger Consideration is subject to certain post-Closing adjustments and deductions related to, among other things, the Company’s net working capital, cash and indebtedness, and certain Company transaction expenses as of the Closing Date.

In addition to the Merger Consideration, the Seller Parties shall be eligible to receive, subject to the satisfaction of certain conditions set forth in the Merger Agreement related to the operating results of the Company and its Subsidiaries in the fourth quarter of 2022, additional consideration of up to $45,000,000 (the “Earnout Consideration”). The Earnout Consideration, if any, will be payable and issuable to the Seller Parties, at EVH, Inc.’s election, solely in cash or in a mix of cash and Class A Shares, with the proportionate amount of cash to be at least 50% of the total Earnout Consideration paid.

Class A Shares, whether issued as part of the Merger Consideration or the Earnout Consideration, if any, will be issued only to those Seller Parties who are “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Seller Parties who are not “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act, or who do not otherwise comply with certain other requirements as set forth in the Merger Agreement, will receive, in lieu of Class A Shares, an amount of cash equivalent thereto.

Each of the boards of directors or managing member or partners, as applicable, of the Evolent Entities and the Company and Seller has approved the parties’ entry into the Merger Agreement and the consummation of the transactions contemplated thereby, including the Purchase and Merger, as applicable, with the parties making customary representations, warranties and covenants, including, but not limited to, that the Company shall conduct its business in the ordinary course from the date of the execution of the Merger Agreement through the earlier of the Closing Date or the date on which the Merger Agreement is terminated and shall not solicit or engage in negotiations or discussions regarding alternative transactions. The consummation of the transactions contemplated by the Merger Agreement, including the Merger, is also subject to customary closing conditions, including, among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of any legal impediments that would prevent the consummation of such transactions, including the Acquisition, the accuracy of the representations and warranties the parties made in the Merger Agreement, subject to certain exceptions contained therein, receipt of certain third party consents, and the parties’ material compliance with their respective obligations under the Merger Agreement. The Merger Agreement also contains customary termination provisions, including a mutual right of the parties to terminate the Merger Agreement if the Acquisition is not consummated by November 1, 2021. The Merger is not subject to any financing condition. The Equityholders have also approved the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, by the requisite percentage under applicable state law.

To provide for losses for which the Evolent Entities, Merger Sub, Blocker or the Company would not otherwise be able to seek indemnification from the Seller Parties under the Merger Agreement, the Evolent Entities purchased a buyer-side representations and warranties insurance policy (the “R&W Policy”), which R&W Policy shall be issued as of the Closing. The R&W Policy is subject to a cap and certain customary terms, exclusions and deductibles, which limit the Evolent Entities’ ability to make recoveries under the R&W Policy.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Acquisition, does not purport to be complete and is subject, and is qualified in its entirety by reference, to the full text of each of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of such parties. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective subsidiaries or businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in EVH, Inc.’s public disclosures.

Item 2.02.  Results of Operations and Financial Condition

On August 4, 2021, EVH, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2021, a copy of which is furnished herewith as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the issuance of Class A Shares as part of the Merger Consideration and the Earnout Consideration, if any, is incorporated into this Item 3.02 by reference.

Pursuant to the Merger Agreement, Class A Shares will be issued only to those Seller Parties who are “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act. The issuance and sale of Class A Shares to such Seller Parties will be exempt from registration under the Securities Act by Section 4(a)(2) thereof as a transaction not involving any public offering. The Class A Shares that will be issued to the Seller Parties in connection with the Acquisition will be restricted securities for purposes of Rule 144 under the Securities Act and will be subject to certain requirements restricting their resale, including certain holding period requirements. The Evolent Entities have not engaged in general solicitation or advertising with regard to the issuance and sale of the Class A Shares that will be issued in connection with the Acquisition.

Item 7.01. Regulation FD Disclosure.

On August 4, 2021, EVH, Inc. issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information, including Exhibit 99.2 hereto, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject EVH, Inc. or any other person to liability under that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Forward-Looking Statements

In addition to the discussion regarding forward-looking statements in the press releases furnished herewith as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference, this Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”), including, but not limited to, statements regarding the consummation of the transactions contemplated by the Merger Agreement, including the Acquisition, and the expected closing thereof and consideration to be paid in connection therewith. The Evolent Entities claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Actual events or results may differ materially from those contained in these forward-looking statements. The factors that could cause future events or results to vary from the forward-looking statements contained herein include, without limitation, risks and uncertainties related to the possibility that the closing of the transactions contemplated by the Merger Agreement, including the Acquisition, may be delayed or may not occur, and the risk that litigation or other matters could affect the closing of such transactions, including the Acquisition. In addition, please refer to the periodic reports that EVH, Inc. has filed with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the risk factors noted therein. Such periodic filings by EVH, Inc. identify and address other important factors that could cause future events or results to vary from the forward-looking statements set forth in this Current Report on Form 8-K. In addition, the Evolent Entities disclaim any obligation to update any forward-looking statements contained herein to reflect events or circumstances that occur after the date hereof.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*
Purchase Agreement and Agreement and Plan of Merger, dated August 2, 2021, by and among Evolent Health, Inc., Evolent Health LLC, EV Thunder Merger Sub, LLC, WindRose Health Investors III, L.P., Vital Decisions Acquisition, LLC and WindRose Health Investors, LLC, as the representative.

99.1	Press release dated August 4, 2021, announcing Evolent Health, Inc.'s financial results for the quarter ended June 30, 2021.
99.2	Press Release of Evolent Health, Inc., dated August 4, 2021.

* EVH, Inc. has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K. EVH, Inc. will furnish a copy of any omitted schedule or similar attachment to the SEC upon request and hereby undertakes to furnish supplemental copies of any of the omitted schedules or similar attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan D. Weinberg
Name:	Jonathan D. Weinberg
Title:	General Counsel and Secretary (Duly Authorized Officer)

Date: August 4, 2021